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                                EXHIBIT INDEX

8.15 Copy of Participation Agreement Among MFS Variable Insurance Trust, American Centurion Life Assurance Company, IDS Life Insurance Company of New York and Massachusetts Financial Services Company, dated June 15, 2006.

8.25 Copy of Participation Agreement by and among Wells Fargo Variable Trust and RiverSource Life Insurance Co. of New York and Wells Fargo Distributor, LLC dated Jan. 1, 2007.

8.26 Copy of Amended and Restated Fund Participation Agreement dated Oct. 16, 2006, by and among IDS Life Insurance Company of New York, Ameriprise Financial Services, Inc. and Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc.

8.27 Copy of Participation Agreement dated Jan. 1, 2007, by and among RiverSource Life Insurance Co. of New York, RiverSource
          Distributors, Inc. and Lazard Asset Management Securities LLC and Lazard Retirement Series, Inc.

8.28 Copy of Amended and Restated Participation Agreement dated Jan. 1, 2007, by and among Royce Capital Fund, Royce Associates LLC and RiverSource Life Insurance Co. of New York.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.       Consent of Independent Registered Public Accounting Firm.

13.       Power of Attorney to sign this Registration Statement dated Jan. 2,
          2007.